Exhibit 99.1
Macy’s, Inc. Reports Third Quarter 2023 Results

Delivered better-than-expected performance on both top and bottom lines
Gross margin rate of 40.3%, up 160 basis points year-over-year

Merchandise inventories down 6% year-over-year, down 17% to 2019

Diluted EPS of $0.15 and Adjusted Diluted EPS of $0.21

NEW YORK—November 16, 2023— Macy’s, Inc. (NYSE: M) today reported financial results for the third quarter of 2023 and updated its annual guidance.

“I’d like to thank our teams for executing well during the quarter. We delivered better-than-expected top and bottom line third quarter results and are entering the holiday period in a healthy inventory position. Our portfolio of nameplates are leading gift-giving destinations across the value spectrum offering exclusive products. We have refined our gift assortment, simplified our promotions and improved our shopping experience,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc. "Looking forward we have strong continuity with Tony Spring transitioning to CEO in February and I am confident he and our leadership team will guide Macy’s, Inc. to sustainable long-term profitable sales growth in the future.”
Third Quarter Highlights
Comparisons are to the third quarter of 2022 unless noted otherwise. Comparisons to 2019 are provided, where appropriate, to benchmark performance. Please refer to note 2 within the financial tables regarding reclassifications of certain prior year metrics.
•Diluted earnings per share of $0.15 and Adjusted diluted earnings per share of $0.21.
◦This compares to diluted earnings per share of $0.39 and Adjusted diluted earnings per share of $0.52 in the third quarter of 2022.
•Net sales of $5 billion, down 7% versus the third quarter of 2022.
◦Brick-and-mortar sales decreased 7% versus the third quarter of 2022.
◦Digital sales decreased 7% versus the third quarter of 2022.
•Comparable sales down 7.0% on an owned basis and down 6.3% on an owned-plus-licensed basis.
•Highlights of the company's nameplates include:
◦Macy’s comparable sales were down 7.6% on an owned basis and down 6.7% on an owned-plus-licensed basis.
•Approximately 41.3 million active customers shopped the Macy’s brand, on a trailing twelve-month basis.
•Star Rewards program members made up approximately 72% of Macy's brand comparable owned-plus-licensed sales on a trailing twelve-month basis.
•The Macy’s nameplate saw strength in beauty, particularly fragrances and prestige cosmetics, women’s career sportswear, men’s tailored and off-price with Backstage, while women’s casual sportswear, big ticket and handbags were challenged.
◦Bloomingdale’s comparable sales on an owned basis were down 3.2% and on an owned-plus-licensed basis were down 4.4%.
•Approximately 4.0 million active customers shopped the Bloomingdale’s brand, on a trailing twelve-month basis.

•The Bloomingdale’s nameplate saw strength across beauty, women’s contemporary apparel, shoes and the Bloomingdale’s outlet locations, while men’s, home and designer handbags were soft.
◦Bluemercury comparable sales were up 2.5% on an owned basis.
•Approximately 683,000 active customers shopped the Bluemercury brand, on a trailing twelve-month basis.
•The Bluemercury nameplate saw strength in skincare and color cosmetic categories.
•Other revenue of $178 million, a $59 million decrease.
◦Represented 3.7% of net sales, down from 4.5% in the prior year period.
◦Performance driven largely by net credit card revenue which declined year-over-year due to the expected impact of higher delinquency rates and bad debt levels within the portfolio.
•Inventory turnover, on a trailing twelve-month basis, was up 1% to 2022 and up 16% to 2019.
◦Merchandise inventories were down 6% year-over-year and down 17% to 2019, reflecting ongoing disciplined inventory management.
•Gross margin rate for the quarter was 40.3%, up from 38.7% in the third quarter of 2022.
◦Merchandise margin improved 110 basis points, due to lower permanent markdowns within the Macy’s brand, as well as improved freight expense, partially offset by planned changes in Macy’s category mix.
◦As disclosed in the second quarter, merchandise margin also reflects the shift in timing of the company’s shortage recognition informed by a June physical inventory count in certain categories.
◦Delivery expense as a percent of net sales improved 50 basis points from the prior year reflecting improvements in merchandise allocation resulting in reductions in packages per order and distance traveled.
•Selling, general and administrative (“SG&A”) expense of $2.0 billion, a $48 million decrease.
◦SG&A expense as a percent of total revenue was 40.5%, 230 basis points higher compared to the third quarter of 2022, reflecting the decline in sales year-over-year.
◦SG&A expense dollars benefited from the company’s commitment to ongoing expense discipline. SG&A expense dollars were also favorable due to a roughly $10 million timing shift of certain previously estimated expenses from the third quarter to the fourth quarter.
Financial Highlights

All amounts in millions except percentages and per share figures	Third Quarter
	2023	2022
Net sales	$4,860	$5,230
Other revenue	178	237
Comparable Sales
Owned	(7.0%)
Owned-plus-licensed	(6.3%)
Gross margin	1,958	2,026
Gross margin rate	40.3%	38.7%
Selling, general and administrative expenses	2,040	2,088
Net Income	43	108
Earnings before interest, taxes, depreciation and amortization (EBITDA)	312	392
Diluted earnings per share (EPS)	0.15	0.39
Adjusted Net income	59	143
Adjusted EBITDA	334	439
Adjusted Diluted EPS	0.21	0.52
Merchandise inventories	6,025	6,403

2023 Guidance
The company updated its annual sales and earnings outlook to reflect third quarter results. The outlook also reflects the risks associated with an uncertain macro-economic climate and the related pressures on consumers and provides flexibility to respond to intra-quarter demand trends.

The full updated outlook for 2023, presented on a 53-week basis unless otherwise noted, can be found in the presentation posted to macysinc.com/investors.

	Guidance as of November 16, 2023	Guidance as of August 22, 2023
Net sales	$22.9 billion to $23.2 billion	$22.8 billion to $23.2 billion
Comparable owned-plus-licensed sales change (52 week basis)	Down 7% to down 6% versus 2022	Down 7.5% to down 6% versus 2022
Adjusted diluted earnings per share*	$2.88 - $3.13	$2.70 - $3.20
* Adjusted diluted EPS does not consider the impact of any potential future share repurchases associated with the company’s current share repurchase authorization.

The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned plus licensed sales change and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results. See Important Information Regarding Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its third quarter of 2023 sales and earnings will be held today (November 16, 2023) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13741401, about three hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.
About Macy’s, Inc.
At Macy’s, Inc. (NYSE: M), we are a trusted source for quality brands at great values from off-price to luxury. Across our iconic nameplates, including Macy’s, Bloomingdale’s and Bluemercury, we help our customers express their unique style and celebrate special moments, big and small. Headquartered in New York City, we operate one of retail’s largest e-commerce businesses integrated with a nationwide footprint to deliver the most convenient and seamless shopping experience. Our purpose is to create a brighter future with bold representation – so we can realize the full potential of every one of us. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully execute against its five growth vectors, including the ability to realize the anticipated benefits associated with the strategy, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, inventory shortage, labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 28, 2023. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended October 28, 2023			13 Weeks Ended October 29, 2022
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,860			$5,230
Other revenue (Note 2)	178	3.7%		237	4.5%
Total revenue	5,038			5,467
Cost of sales	(2,902)	(59.7%)		(3,204)	(61.3%)
Selling, general and administrative expenses	(2,040)		(40.5%)	(2,088)		(38.2%)
Gains on sale of real estate	5		0.1%	32		0.6%
Impairment, restructuring and other costs	(15)		(0.3%)	(15)		(0.3%)
Operating income	86		1.7%	192		3.5%
Benefit plan income, net	2			7
Settlement charges	(7)			(32)
Interest expense, net	(35)			(42)
Income before income taxes	46			125
Federal, state and local income tax expense (Note 3)	(3)			(17)
Net income	$43			$108
Basic earnings per share	$0.16			$0.40
Diluted earnings per share	$0.15			$0.39
Average common shares:
Basic	274.7			272.0
Diluted	277.6			277.7
End of period common shares outstanding	273.7			271.0
Supplemental Financial Measures:
Gross Margin (Note 4)	$1,958	40.3%		$2,026	38.7%
Depreciation and amortization expense	$231			$225

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	39 Weeks Ended October 28, 2023			39 Weeks Ended October 29, 2022
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$14,972			$16,178
Other revenue (Note 2)	519	3.5%		688	4.3%
Total revenue	15,491			16,866
Cost of sales	(9,067)	(60.6%)		(9,856)	(60.9%)
Selling, general and administrative expenses	(5,970)		(38.5%)	(6,005)		(35.6%)
Gains on sale of real estate	20		0.1%	74		0.4%
Impairment, restructuring and other costs	(21)		(0.1%)	(25)		(0.1%)
Operating income	453		2.9%	1,054		6.2%
Benefit plan income, net	10			21
Settlement charges	(129)			(32)
Interest expense, net	(108)			(131)
Losses on early retirement of debt	—			(31)
Income before income taxes	226			881
Federal, state and local income tax expense (Note 3)	(51)			(213)
Net income	$175			$668
Basic earnings per share	$0.64			$2.43
Diluted earnings per share	$0.63			$2.37
Average common shares:
Basic	273.9			275.6
Diluted	277.7			282.0
End of period common shares outstanding	273.7			271.0
Supplemental Financial Measures:
Gross Margin (Note 4)	$5,905	39.4%		$6,322	39.1%
Depreciation and amortization expense	$665			$638

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	October 28, 2023	January 28, 2023	October 29, 2022
ASSETS:
Current Assets:
Cash and cash equivalents	$364	$862	$326
Receivables	218	300	204
Merchandise inventories	6,025	4,267	6,403
Prepaid expenses and other current assets	390	424	415
Income tax receivable	73	—	—
Total Current Assets	7,070	5,853	7,348
Property and Equipment – net	5,813	5,913	5,831
Right of Use Assets	2,784	2,683	2,699
Goodwill	828	828	828
Other Intangible Assets – net	431	432	433
Other Assets	1,185	1,157	1,091
Total Assets	$18,111	$16,866	$18,230
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$160	$—	$183
Merchandise accounts payable	3,466	2,053	3,861
Accounts payable and accrued liabilities	2,388	2,750	2,678
Income taxes	—	58	21
Total Current Liabilities	6,014	4,861	6,743
Long-Term Debt	2,997	2,996	2,996
Long-Term Lease Liabilities	3,034	2,963	2,988
Deferred Income Taxes	925	947	884
Other Liabilities	997	1,017	1,144
Shareholders' Equity	4,144	4,082	3,475
Total Liabilities and Shareholders’ Equity	$18,111	$16,866	$18,230

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	39 Weeks Ended October 28, 2023	39 Weeks Ended October 29, 2022
Cash flows from operating activities:
Net income	$175	$668
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	21	25
Settlement charges	129	32
Depreciation and amortization	665	638
Benefit plans	4	15
Stock-based compensation expense	45	44
Gains on sale of real estate	(20)	(74)
Amortization of financing costs and premium on acquired debt	8	8
Deferred income taxes	(43)	(70)
Changes in assets and liabilities:
Decrease in receivables	82	93
Increase in merchandise inventories	(1,757)	(2,019)
Decrease (increase) in prepaid expenses and other current assets	30	(56)
Increase in merchandise accounts payable	1,334	1,636
Decrease in accounts payable and accrued liabilities	(305)	(300)
Decrease in current income taxes	(123)	(73)
Change in other assets and liabilities	(87)	(79)
Net cash provided by operating activities	158	488
Cash flows from investing activities:
Purchase of property and equipment	(485)	(655)
Capitalized software	(264)	(328)
Disposition of property and equipment	36	122
Other, net	(3)	(8)
Net cash used by investing activities	(716)	(869)
Cash flows from financing activities:
Debt issued	311	1,891
Debt issuance costs	(1)	(21)
Debt repaid	(153)	(1,998)
Debt repurchase premium and expenses	—	(29)
Dividends paid	(135)	(130)
Increase (decrease) in outstanding checks	76	(117)
Acquisition of treasury stock	(38)	(601)
Net cash provided (used) by financing activities	60	(1,005)
Net decrease in cash, cash equivalents and restricted cash	(498)	(1,386)
Cash, cash equivalents and restricted cash beginning of period	865	1,715
Cash, cash equivalents and restricted cash end of period	$367	$329

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 39 weeks ended October 28, 2023 and October 29, 2022 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts due to the reclassification of Macy’s Media Network net revenue from SG&A to Other Revenue. Reclassifications were made to the prior year’s amounts to conform with the classifications of such amounts in the most recent year. All amounts in millions except percentages.

	13 Weeks Ended October 28, 2023		13 Weeks Ended October 29, 2022
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$142	2.9%	$206	3.9%
Macy's Media Network revenue, net	36	0.7%	31	0.6%
Other Revenue	$178	3.7%	$237	4.5%

Net Sales	$4,860		$5,230

	39 Weeks Ended October 28, 2023		39 Weeks Ended October 29, 2022
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$424	2.8%	$601	3.7%
Macy's Media Network revenue, net	95	0.6%	87	0.5%
Other Revenue	$519	3.5%	$688	4.3%

Net Sales	$14,972		$16,178
(3)For the 13 weeks ended October 28, 2023, income tax expense decreased $14 million versus the 13 weeks ended October 29, 2022 due to lower income before income taxes. Additionally, the effective tax rates for the 13 weeks ended October 28, 2023 and October 29, 2022 were 6.5% and 13.6%, respectively, and reflect a different effective tax rate as compared to the Company’s Federal income tax statutory rate of 21% primarily due to the recognition of return-to-provision adjustments associated with the filings of the Company’s 2022 and 2021 U.S. Federal income tax returns during each respective period.
For the 39 weeks ended October 28, 2023, income tax expense decreased $162 million versus the 39 weeks ended October 29, 2022 due to lower income before income taxes. Additionally, the effective tax rates for the 39 weeks ended October 28, 2023 and October 29, 2022 were 22.6% and 24.2%, respectively, and reflect a different effective tax rate as compared to the Company’s Federal income tax statutory rate of 21% primarily due to the impact of state and local taxes.
(4)Gross margin is defined as net sales less cost of sales.
(5)Restricted cash of $3 million has been included with cash and cash equivalents as of October 28, 2023 and October 29, 2022.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned-plus-licensed basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned plus licensed sales change and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended October 28, 2023 vs. 13 Weeks Ended October 29, 2022
	Macy's, Inc.	Macy's	Bloomingdale's
Decrease in comparable sales on an owned basis (Note 6)	(7.0%)	(7.6%)	(3.2%)
Impact of departments licensed to third parties (Note 7)	0.7%	0.9%	(1.2%)
Decrease in comparable sales on an owned-plus-licensed basis	(6.3%)	(6.7%)	(4.4%)

	39 Weeks Ended October 28, 2023 vs. 39 Weeks Ended October 29, 2022
	Macy's, Inc.	Macy's	Bloomingdale's
Decrease in comparable sales on an owned basis (Note 6)	(7.7%)	(8.5%)	(3.3%)
Impact of departments licensed to third parties (Note 7)	0.8%	0.9%	(0.5%)
Decrease in comparable sales on an owned-plus-licensed basis	(6.9%)	(7.6%)	(3.8%)
Notes:
(6)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year for the 13 and 39 weeks ended October 28, 2023 and October 29, 2022. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(7)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including Marketplace sales, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in their stores and online, including Macy’s and Bloomingdale’s digital Marketplace, and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or Marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and Marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or Marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital Marketplace are not material to its net sales for the periods presented.
Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA and adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.

EBITDA and Adjusted EBITDA

	13 Weeks Ended October 28, 2023	13 Weeks Ended October 29, 2022
Net income	$43	$108
Interest expense, net	35	42
Federal, state and local income tax expense	3	17
Depreciation and amortization	231	225
EBITDA	312	392
Impairment, restructuring and other costs	15	15
Settlement charges	7	32
Adjusted EBITDA	$334	$439

	39 Weeks Ended October 28, 2023	39 Weeks Ended October 29, 2022
Net income	$175	$668
Interest expense, net	108	131
Losses on early retirement of debt	—	31
Federal, state and local income tax expense	51	213
Depreciation and amortization	665	638
EBITDA	999	1,681
Impairment, restructuring and other costs	21	25
Settlement charges	129	32
Adjusted EBITDA	$1,149	$1,738

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended October 28, 2023		13 Weeks Ended October 29, 2022
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$43	$0.15	$108	$0.39
Impairment, restructuring and other costs	15	0.05	15	0.05
Settlement charges	7	0.03	32	0.12
Income tax impact of certain items identified above	(6)	(0.02)	(12)	(0.04)
As adjusted to exclude certain items above	$59	$0.21	$143	$0.52

	39 Weeks Ended October 28, 2023		39 Weeks Ended October 29, 2022
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$175	$0.63	$668	$2.37
Impairment, restructuring and other costs	21	0.07	25	0.09
Settlement charges	129	0.46	32	0.11
Losses on early retirement of debt	—	—	31	0.11
Income tax impact of certain items identified above	(38)	(0.13)	(22)	(0.08)
As adjusted to exclude certain items above	$287	$1.03	$734	$2.60